EXHIBIT F

                       AGREEMENT AND PLAN OF MERGER

            Pursuant to Rule 12b-32 under the Act, the Agreement and Plan of Merger by and between the Issuer, St. Louis Acquisition Corp., and PageNet dated as of November 7, 1999, as amended, is incorporated herein by reference to Exhibit 99.1 to the Issuer's Form 8-K filed by the Issuer on September 21, 2000, Exhibit 99.1 to the Form 8-K filed by the Issuer on
July 28, 2000, Exhibit 99.1 to the Form 8-K filed by the Issuer on January 21, 2000, and Exhibit 99.1 to the Form 8-K filed by the Issuer on November 19, 1999.